SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): February 8, 2005


                             RADIOSHACK CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                  1-5571                    75-1047710
     (State or other            (Commission               (I.R.S. Employer
     jurisdiction of            File Number)             Identification No.)
      incorporation)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas     76102
         (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code: (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the Securities Act

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.        Entry into a Material Definitive Agreement

On December 17, 2004, RadioShack Corporation ("RadioShack") announced the retirement of Evelyn V. Follit, RadioShack's Senior Vice President - Chief Organizational Enabling Services Officer and Chief Information Officer, to be effective February 28, 2005. In connection with the retirement, on February 8, 2005, RadioShack and Ms. Follit entered into a Retirement Agreement (the "Retirement Agreement"), effective February 28, 2005. A copy of the Retirement Agreement is attached as Exhibit 10.1.

Pursuant to the Retirement Agreement, Ms. Follit will resign from RadioShack effective February 28, 2005. RadioShack will pay Ms. Follit her accrued but unused vacation days in a lump sum on that date. In addition, approximately seven months after that date, RadioShack will commence making 120 successive monthly payments of $3,789.38 each to Ms. Follit. If Ms. Follit dies before RadioShack makes all of these payments to her, RadioShack will make the remaining payments in the same manner and on the same terms and conditions as if the remaining payments were made under RadioShack's Officers Deferred Compensation Plan. The Retirement Agreement further provides that RadioShack shall pay Ms. Follit specified compensation in connection with certain consultation services that Ms. Follit may provide as requested by RadioShack from time to time, as well as reimbursement for approved expenses in accordance with RadioShack's travel policy. Through April 15, 2007, or such earlier date in the event RadioShack determines to discontinue such program, Ms. Follit will be entitled to continue receiving financial consulting benefits, if so desired, under RadioShack's current program. Ms. Follit is also permitted under the Retirement Agreement to retain certain RadioShack hardware and software, as well as access for two years to her current RadioShack e-mail address. RadioShack has also agreed to provide Ms. Follit with a Blackberry device and to pay for the account as long as her RadioShack e-mail account is active. Ms. Follit will also have full access to executive support for six months, and RadioShack will provide her with any hardware necessary to transition Ms. Follit from RadioShack's corporate network during this period.

Under the Retirement Agreement, Ms. Follit will also continue to participate in the following plans in accordance with their terms: RadioShack Corporation Officers' Deferred Compensation Plan, 2004 RadioShack Corporation Long Term
Incentive Plan, 2004 and 2005 RadioShack Corporation Bonus Programs for Executive Officers, RadioShack Corporation Executive Deferred Compensation Plan and Executive Deferred Stock Plan, the 1993, 1997, 1999 and 2001 Incentive Stock Plans, RadioShack Investment Plan, RadioShack Corporation Supplemental Stock Plan and RadioShack Corporation 401(k) Plan.

Item 9.01.        Financial Statements and Exhibits.

Exhibit No.

10.1 Retirement Agreement, dated February 8, 2005, between RadioShack Corporation and Evelyn V. Follit.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 9th day of February, 2005.

                                          RADIOSHACK CORPORATION


                                          /s/  Mark C. Hill
                                          --------------------------------------
                                          Mark C. Hill
                                          Senior Vice President - Chief
                                          Administrative Officer, Corporate
                                          Secretary and General Counsel

                                  EXHIBIT INDEX

Exhibit No.

10.1 Retirement Agreement, dated February 8, 2005, between RadioShack Corporation and Evelyn V. Follit.

                                                                    Exhibit 10.1


                              RETIREMENT AGREEMENT

         This Retirement Agreement (the "Agreement") is made and entered into by and between Evelyn Follit ("Executive") and RadioShack Corporation ("RadioShack").

                                    RECITALS

         WHEREAS, the parties have reached agreement relating to Executive's resignation and retirement as an employee of RadioShack;

         NOW, THEREFORE, in consideration of the payments set forth below, and the mutual promises and actions contained herein, the parties agree as follows:

                                    AGREEMENT

         1. Employment with RadioShack; Resignation; Retirement.

              (a) Effective February 28, 2005 (the "Effective Date"), Executive will resign from her position as Senior Vice President-Chief Enabling Services Officer and Chief Information Officer of RadioShack and Executive will relinquish all officer and director positions, all other titles, and all authorities with respect to RadioShack or any affiliated entity and shall be deemed retired from RadioShack for all purposes on the Effective Date. Further, upon the Effective Date, Executive will return to RadioShack all company-issued RadioShack property, including all Confidential Information described in Section 2 below; provided, however, Executive may retain possession of the RadioShack property identified on Schedule 1(a) attached hereto.

              (b) As consideration to Executive for this Agreement, RadioShack agrees to pay to Executive:

                   (i) $13,377.60 representing ten accrued but unused vacation days, payable in a lump sum on the Effective Date; and

                   (ii) beginning on the first day of the seventh month after the month in which Executive separates from service (as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and all regulations and other guidance issued by the Internal Revenue Service thereunder) with RadioShack, RadioShack shall make 120 monthly payments of $3,789.38 each to Executive. If Executive dies before RadioShack makes all such payments to her, RadioShack shall make the remaining payments in the same manner and on the same terms and conditions as if the remaining payments were made under RadioShack's Officers Deferred Compensation Plan.

              (c) Payment made under subsection (b) above shall be reduced by any required state and federal withholdings and deductions and any other permitted deductions as requested by Executive.


         2. Confidentiality; Non-Disclosure.

              (a) Executive acknowledges that RadioShack's continued operations and success are dependent upon (x) certain processes, formulae, specifications, designs, systems, sales procedures, and confidential information which are valuable, special, and unique assets; and (y) its continuing relationship with, and knowledge about, its customers, vendors and strategic alliances or other business partners and the goodwill such relationships create. Executive acknowledges that all of the following information is confidential and a valuable, special, and unique asset of RadioShack's business: (1) the names, addresses, and telephone numbers of RadioShack's customers; (2) the amount, nature, volume, and other information regarding any products or services sold to any customer or required by any customer of RadioShack; (3) the nature of the internal business operations and strategic plans of RadioShack; (4) the methods, processes, formulae, specifications, designs, systems, and know-how used, developed, or acquired by RadioShack in its business; (5) RadioShack's prices or charges to customers for its products and services or RadioShack's compensation arrangements under any agreement to which it, or any affiliate, is a party; and (6) information regarding RadioShack's employees, candidates for employment, benefit plans, salaries, bonuses or other compensation paid by RadioShack to its employees.

              (b) Executive acknowledges that all of the information described in subsection (a) above is "Confidential Information," which is the sole and exclusive property of RadioShack. Executive acknowledges that all Confidential Information was revealed to Executive in trust, based solely upon the confidential employment relationship then existing between RadioShack and Executive. Executive agrees: (1) that all writings or other records concerning Confidential Information are the sole and exclusive property of RadioShack; (2) that all manuals, forms, and supplies furnished to or used by Executive and all data or information placed thereon by Executive or any other person are RadioShack's sole and exclusive property; (3) that, upon execution of this Agreement, or upon request of RadioShack at any time, Executive shall deliver to RadioShack all such writings, records, forms, manuals, and supplies and all copies of such; (4) that Executive will not make or retain any copies of such for her own or personal use, or take the originals or copies of such from the offices of RadioShack; and (5) that Executive will not, at any time, publish, distribute, or deliver any such writing or records to any other person or entity, or disclose to any person or entity the contents of such records or writings or any of the Confidential Information.

              (c) Executive acknowledges that the restrictions contained in this Section (the "Restrictions"), in view of the nature of the business in which RadioShack is engaged, are reasonable and necessary in order to protect the legitimate interests of RadioShack, and that any violation thereof would result in irreparable injury to RadioShack and Executive therefore further acknowledges that, in the event that Executive violates, or threatens to violate, any of such Restrictions, RadioShack shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which RadioShack may be entitled. If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or scope of activity in the Restrictions should be adjudged unreasonable in any judicial or administrative proceeding, then the court or administrative body shall have the power to reduce the period of time or the scope covered and, in its reduced form, such provision shall then be enforceable and shall be enforced.

              (d) Executive and RadioShack agree that the terms of this Agreement shall be confidential and that no party will now or at anytime in the future disclose or cause to be disclosed the terms of this Agreement except (a) to the Executive's spouse (b) to employees of RadioShack to the limited extent necessary to perform the terms of this Agreement and (c) as may be necessary (i) in filing tax returns or other governmental submissions, (ii) in connection with enforcing the terms and conditions of this Agreement in a court of law as provided herein, (iii) in response to a valid subpoena or other lawful process,
         (iv) in connection with seeking advice from professional advisors, or
         (v) except as otherwise required by applicable law, regulations (including regulations of the Securities and Exchange Commission) or the New York Stock Exchange Listing Standards. In the event that a party breaches this non-disclosure provision, the non-breaching party will be entitled to injunctive relief to obtain specific performance of this provision and will be entitled to recover its costs and reasonable attorneys' fees.

         3. Release by Executive; Release by RadioShack; Limited Exceptions.

              (a) In consideration of the promises, covenants and other valuable consideration provided by RadioShack in this Agreement, Executive hereby unconditionally releases and discharges RadioShack and its current and former employees, officers, agents, directors, shareholders and affiliates their respective current and former employees, officers, agents, directors, shareholders and affiliates (collectively referred to as "Released Parties") from any and all claims, causes of action, losses, obligations, liabilities, damages, judgments, costs, expenses (including attorneys' fees) of any nature whatsoever, known or unknown, contingent or non-contingent (collectively, "Claims"), that Executive had or has as of the date of this Agreement or that she had, has or may at any time in the future have arising (i) out of Executive's hiring, employment, or retirement with RadioShack and (ii) under federal or state law, including, but not limited to, the Age Discrimination in Employment Act of 1967, 42 U.S.C. ss.ss. 1981-1988, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, COBRA, the National Labor Relations Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Workers Adjustment and Retraining Act, the Americans with Disabilities Act of 1990, the Texas Labor Code, the Texas Commission on Human Rights Act, the Texas Payday Act, Chapter 38 of the Texas Civil Practices and Remedies Code, and any provision of the state or federal Constitutions or Texas common law. This release includes but is not limited to any claims Executive may have for salary, wages, severance pay, vacation pay, sick pay, bonuses, benefits, pension, stock options, overtime, and any other compensation or benefit of any nature. This release also includes but is not limited to all common law claims including but not limited to claims for wrongful discharge, breach of express or implied contract, implied covenant of good faith and fair dealing, intentional infliction of emotional distress, defamation, conspiracy, invasion of privacy, and/or tortious interference with current or prospective business relationships. Furthermore, Executive relinquishes any right to re-employment with RadioShack or the Released Parties. Executive also relinquishes any right to further payment or benefits under any employment agreement, benefit plan or severance arrangement maintained or previously or subsequently maintained by RadioShack or any of the Released Parties or any of its respective predecessors or successors, except that she does not release any rights she has under Section 4 of this Agreement. Executive also does not release her right to enforce the terms of this Agreement or her right to indemnification and advancement of expenses under any agreement she has entered into with RadioShack, under RadioShack's charter or by-laws or under any insurance policy maintained by RadioShack that is applicable to its directors and officers.

              (b) In consideration of the covenants made by Executive herein, and as a material inducement to Executive to enter into this Agreement, RadioShack hereby releases, acquits and forever discharges Executive, her successors, assigns, and legal representatives, from any and all Claims as of the date of this Agreement, so long as she acted in good faith and in the best interests of RadioShack and her conduct was not unlawful or illegal.

         4. Benefit Plans. Except as otherwise expressly required by this Agreement, from and after the Effective Date, Executive shall continue to participate in the following plans in accordance with their terms: RadioShack Corporation Officers' Deferred Compensation Plan, 2004 RadioShack Corporation Long Term Incentive Plan, 2004 and 2005 RadioShack Corporation Bonus Programs for Executive Officers, RadioShack Corporation Executive Deferred Compensation Plan and Executive Deferred Stock Plan, the 1993, 1997, 1999 and 2001 Incentive Stock Plans, RadioShack Investment Plan, RadioShack Corporation Supplemental Stock Plan and RadioShack Corporation 401(k) Plan.

         5. Consulting - Cooperation. Executive agrees to cooperate and consult with RadioShack, and its financial and legal advisors, and/or government officials, in any claims, investigations, administrative proceedings, lawsuits, and other legal, internal or business matters, as reasonably requested by RadioShack. As compensation for Executive's performance of her consulting services, RadioShack shall pay Executive $1,337.76 per day (or $167.22 per hour not to exceed $1337.76 per day). Also, to the extent Executive incurs travel or other expenses with respect to such activities, RadioShack will reimburse her for such reasonable expenses documented and approved in accordance with RadioShack's travel policy.

         6. No Admission. This Agreement shall not in any way be construed as an admission by RadioShack of any act of discrimination or other unlawful act whatsoever against Executive or any other person, and specifically disclaims any liability to or discrimination against Executive or any other person on the part of itself, its employees, or its agents.

         7. Country Club Dues; AYCO.

              (a) Upon the Effective Date, RadioShack will cease paying, or providing reimbursement, for Executive's country club dues and related expenses.

              (b) Through April 15, 2007, or such earlier date in the event RadioShack determines to discontinue such program, Executive shall be entitled to continue receiving financial consulting benefits, if so desired, under RadioShack's current program with AYCO.

         8. Miscellaneous Provisions.

              (a) Assignment. Executive represents that she has not transferred or assigned, or purported to assign or transfer, to any person or entity any claim involving RadioShack or any portion thereof or interest therein. Any assignment in violation of the foregoing shall be null and void. Furthermore, Executive shall not be permitted to assign any right or obligation under this Agreement to any other party. Subject to the foregoing, this Agreement shall extend to, be binding upon, and inure to the benefit of the parties hereto and, as the case may be, such party's heirs, legatees, representatives, successors, and assigns.

              (b) Severability. If any provision of this Agreement is or may be held by a court of competent jurisdiction to be invalid, void, or unenforceable to any extent, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and such illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement. The remaining provisions shall nevertheless survive and continue in full force and effect without being invalidated in any manner.

              (c) TEXAS LAW. THIS AGREEMENT IS MADE WITHIN THE STATE OF TEXAS AND SHALL IN ALL RESPECTS BE INTERPRETED AND GOVERNED UNDER THE LAWS OF THE STATE OF TEXAS, AND SHALL IN ALL CASES BE CONSTRUED AS A WHOLE (ACCORDING TO ITS FAIR MEANING, AND NOT STRICTLY FOR OR AGAINST EITHER OF THE PARTIES). VENUE SHALL BE IN THE STATE OR FEDERAL COURTS LOCATED IN TARRANT COUNTY, TEXAS.

              (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

              (e) Further Acts. In addition to the actions and documents recited in this Agreement as contemplated to be performed, executed and/or delivered by the parties, the parties hereby agree to perform, execute, and/or deliver or cause to be performed, executed and/or delivered upon the date of execution of this Agreement, and thereafter, any and all further acts, deeds, documents, and assurances as are reasonably necessary to consummate the transactions contemplated by this Agreement.

         9. Code Section 409A Compliance. Notwithstanding any other provisions of this Agreement to the contrary, the parties agree that they will in good faith amend this Agreement in any manner reasonably necessary to comply with
Section 409A of the Internal Revenue Code, and the parties further agree that any provision in this Agreement that shall violate the requirements of Section 409A shall be of no force and effect after such amendment.

         10. SEPARATE COUNSEL. EXECUTIVE IS ADVISED BY RADIOSHACK THAT BEFORE SHE SIGNS THIS AGREEMENT SHE SHOULD CONSULT WITH AN ATTORNEY.

         11. 21 DAYS TO SIGN; 7-DAY REVOCATION PERIOD. EXECUTIVE UNDERSTANDS THAT SHE MAY TAKE UP TO 21 CALENDAR DAYS FROM THE DATE OF RECEIPT OF THIS AGREEMENT TO CONSIDER THIS AGREEMENT BEFORE SIGNING IT. FULLY UNDERSTANDING EXECUTIVE'S RIGHTS TO TAKE 21 DAYS TO CONSIDER SIGNING THIS AGREEMENT, AND AFTER HAVING SUFFICIENT TIME TO CONSIDER EXECUTIVE'S OPTIONS, EXECUTIVE HEREBY WAIVES HER RIGHT TO TAKE THE FULL 21 DAY PERIOD. EXECUTIVE FURTHER UNDERSTANDS THAT SHE MAY REVOKE THIS AGREEMENT AT ANY TIME DURING THE SEVEN (7) CALENDAR DAYS AFTER SIGNING IT, AND THAT THIS AGREEMENT SHALL NOT BECOME BINDING UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS PASSED.

                           [Signature Page to Follow]

RADIOSHACK CORPORATION                          EXECUTIVE:

By:  /s/ Leonard Roberts                        /s/ Evelyn Follit
   ---------------------------------            --------------------------------
Name:    Leonard Roberts                        Evelyn Follit
Title:   Chairman and CEO




EXECUTED this 8th day of February, 2005.

                                 Schedule 1(a)

Executive may retain the following RadioShack property as her sole property:

     1. Hardware. All hardware listed below shall become the property of Executive upon the Effective Date:


                   Hardware                             Asset#      Serial#
                   --------                             ------      -------
Fort Worth Home
                   Compaq Evo D510 Mini-twr             39578     6X27KN8XT04V
                   Added to DT - 512mb memory

                   Compaq Evo D510 Mini-twr             39577     6X27KN8ZT021
                   Added to DT - 512mb memory
                   External USB 160mb Hard Drive        42424       A0318137

                   17" Flat Panel Monitor               43828     A1K040851226

                   Planar 15" monitor                   46254     23U232800021

                   HP Color LJ 2550L                    42612      CNGFH16828

                   Linksys Ethernet Cable DSL Router

Connecticut & Florida Homes
                   Sony Vaio Notebook                   31357    283251313000074
                   Sony Vaio External Floppy Disk Drive 33184       PCGA-UFD5
                   Sony Vaio Notebook                   39005    283261303200290
                   128mb Memory stick

     2. Software. All software installed on the equipment listed above shall become the property of Executive upon the Effective Date. All updates and maintenance for the installed software will be maintained by RadioShack for a period of six months after the Effective Date.

     3. E-Mail. RadioShack will keep the address of Evelyn.Follit@radioshack.com as an active e-mail account and will forward all mail to her personal account. The following restrictions will apply:

            a. Executive shall be removed from all e-mail distribution lists and groups and shall not have access to any business information.
            b. The RadioShack e-mail address will be kept active for a minimum of two years from the Effective Date. Executive can request the account to be disabled at any time prior to the two years.

     4. RadioShack will procure and provide Executive a Blackberry device to access her e-mail. RadioShack will pay the monthly fee as long as the RadioShack e-mail account is active.

     5. Executive Support. Executive will have full access to the same level of Executive Support (Jimmy Hernandez and Anne Jones) for a period of six months from the Effective Date. RadioShack will provide any hardware necessary to transition Executive off of the corporate network during the six month transition period.

     6. Corporate Access. Effective 48 hours after the Effective Date, all access to the RadioShack corporate network will be terminated except for the e-mail account described above.